Exhibit 4.3

Letter of Authorization

Consignor: All shareholders of 广州基岩资产管理有限公司 (hereinafter referred to as “Consignor”), including:

He Xu, ID number: 440105198509025418

Wu Qin, ID number: 440102195312273247

Lin Tao, ID number: 440103198411122452

Luo Weifeng, ID number: 440103198603043011

Zhuang Xiaohai, ID number: 440102198503043237

Zhao Yueqin, ID number: 410123194808276929

Liu Meifang, ID number: 440105195704103043

Trustee: Hayden Zou (hereinafter referred to as “Trustee”), ID number: 【506018323】.

A.	The Consignor hereby entrusts and authorizes the Trustee to handle the company incorporation procedure in British Virgin Islands in its name (hereinafter referred to as “Entrusted Matter”), and will transfer all of the shares of the newly incorporated British Virgin Islands company under the Entrusted Matter to the Consignor in the near future when the Consignor’s requirements have been fulfilled;

B.	The Consignor and the Trustee has reached an agreement that the newly incorporated British Virgin Islands company under the Entrusted Matter of this Letter of Authorization is merely incorporated by the Trustee according to the Consignor’s entrustment. The Trustee is not the actual controller of the company;

C.	The Trustee accepts the entrustment of the Consignor to handle the Entrusted Matter on its behalf. Particulars of the Entrusted Matter are as follows:

1.	Fill in and sign documents related to company incorporation on behalf of the Consignor;

2.	Handle the company incorporation procedure on behalf of the Consignor;

3.	Handle other matters related to the Entrusted Matter on behalf of the Consignor.

B.	When handling the abovementioned Entrusted Matter, the Trustee has obtained the Consignor’s consent to all documents signed in accordance with regulations. The Consignor acknowledges all such documents.

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C.	The term of entrustment is from 1st June, 2017 to 31st March, 2018.

D.	The Trustee has no right to transfer the power of attorney on the Entrusted Matter in this Letter of Authorization.

(There is no text hereunder)

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(Signature page hereunder)

Consignor

/s/ He Xu He Xu	/s/ Wu Qin Wu Qin

/s/ Lin Tao Lin Tao	/s/ Luo Weifeng Luo Weifeng

/s/ Zhuang Xiaohai Zhuang Xiaohai	/s/ Zhao Yueqin Zhao Yueqin

/s/ Liu Meifang Liu Meifang

Witnessed by:

/s/ Huang Mingqi
Huang Mingqi

Date: May 31, 2017

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